Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Bioject Medical Technologies Inc., does hereby constitute and appoint Christine M. Farrell his or her true and lawful attorney and agent to do any and all acts and things and to execute in his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable Bioject Medical Technologies Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock of Bioject Medical Technologies Inc. issuable pursuant to the Bioject Inc. 401(k) Retirement Benefit Plan, including specifically, but without limitation thereto, power, and authority to sign his or her name (whether on behalf of Bioject Medical Technologies Inc., or as an officer or director of said Registrant, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Signature	Title	Date

	Director and President and Chief Executive Officer (Principal Executive Officer)	May 19, 2011
Ralph Makar

	Vice President of Finance (Principal Accounting and Financial Officer)	May 19, 2011
Christine M. Farrell

/s/ Al Hansen	Chairman of the Board	May 19, 2011
Al Hansen

/s/ Jerald S. Cobbs	Director	May 19, 2011
Jerald S. Cobbs

/s/ Edward L. Flynn	Director	May 19, 2011
Edward L. Flynn

/s/ Mark Logomasini	Director	May 19, 2011
Mark Logomasini

/s/ David S. Tierney, M.D.	Director	May 19, 2011
David S. Tierney, M.D.